Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 28, 2007, in this registration statement on Form S-1 to be filed on or about March 29, 2007, relating to our audits of the consolidated financial statements of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006.  We also consent to the reference to our firm under the caption “EXPERTS.”

/S/ GOODMAN & COMPANY, L.L.P.

Norfolk, Virginia

March 28, 2007